Exhibit 99.2

Chartwell Diversified Services, Inc.

Case No. 02-88565

Reporting Period:  August 31, 2004

Schedule of Cash Receipts and Disbursements

	Bank Accounts						Current Month	Cumulative
	Sky Bank Money Market 3295001062**	Comerica #1880909914	Payroll Comerica #1880909542	Comerica #1880895634	Comerica #385105649243**	Comerica #385105649490**	Actual	Actual

Cash Balance Beginning	$115,825	$651,162	$5,669	$(28,893)	$141,797	$250,000	$1,135,561	$561,824

Recepits
Cash sales							$—	—
Accounts Receivable	$54	$337,997					$338,051	11,549,656
Loans and Advances		$1,588,480	$—				$1,588,480	35,371,548
Sale of Assets							$—	—
Other - Cash Transfers from Related Companies		$4,587,148	$108,928	$168,097			$4,864,173	80,784,725
Total Receipts	$54	$6,513,625	$108,928	$168,097	$—	$—	$6,790,704	127,705,929

Disbursements
Net Payroll			$(108,928)				$(108,928)	(11,850,717)
Payroll Taxes		$(1,024,839)	$—				$(1,024,839)	(12,308,970)
Sales, Use and Other Taxes							$—	(18,190)
Inventory Purchases		$(515,914)					$(515,914)	(14,922,550)
Rents and Lease Payments							$—	(116,056)
Insurance							$—	(6,132,301)
Administrative & Selling		$—	$—	$(225,467)			$(225,467)	(7,900,109)
Breakout for CDSI Case File #02-88565							$—	(116,475)
Other - Cash Transfers to Related Companies		$(4,825,330)					$(4,825,330)	(71,616,872)
Letter of Credit Refund							$—	(1,280,865)
Bank Charges		$—					$—	(3,617)
Professional Services							$—	(928,763)
Total Disbursements	$—	$(6,366,083)	$(108,928)	$(225,467)	$—	$—	$(6,700,479)	(127,195,485)

Net Cash Flow	$54	$147,541	$—	$(57,370)	$—	$—	$90,225	510,444

Cash End of Month	$115,879	$798,703	$5,669	$(86,263)	$141,797	$250,000	$1,225,786	$1,072,267

** This schedule reflects $507,677 worth of Restricted Cash, which is in Other Assets on the Balance Sheet

Chartwell Diversified Services, Inc.

Case #02-88568

STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended August 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$—	$3,864

Net Revenues	—	3,864

Operating Expenses:
Cost of Services	—	—

Gross Margin	—	3,864
		100.0%

General and administrative expenses:
Personnel costs	259,413	5,104,208
Occupancy costs	37,069	579,419
Bad debt expense	—
Other	38,963	1,050,747

Total General and Administrative Expenses	335,445	6,734,374

Loss from Operations	(335,445)	(6,730,510)

Other Expenses (Income):
Interest expense	21,183	206,873
Depreciation and amortization	67,764	1,409,756
Other expense (income)	(335,445)	(6,435,609)

Other Expenses - Net	(246,498)	(4,818,980)

Loss before Reorganization Items	(88,947)	(1,911,530)

Reorganization Items:
Professional fees	—	—
Other	2,911	84,558

Reorganization Expenses - Net	2,911	84,558

Loss Before Income Tax Provision	(91,858)	(1,996,088)

Income Tax Provision	—	—

Net Loss	$(91,858)	$(1,996,088)

Chartwell Diversified Services, Inc.

Case No. 02-88565

August 31, 2004

Balance Sheet

Book Value @ Current
Assets

Current Assets

Unrestricted Cash and Equivalents	$718,109
Due from Subsidiaries/Related Parties	(3,975,944)
Prepaid Expenses and Other Current Assets	75,839
Total Current Assets	(3,181,996)

Property, Plant and Equipment-net

Total Property, Plant and Equipment-net	55,973

Other Assets

Restricted Cash	507,677
Investments	92,537,829
Other Intangibles	2,820,165
Other Assets	9,667
Total Other Assets	95,875,338

Total Assets	$92,749,315

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$119,663
Accrued Payroll and Benefit Costs	756,910
Accrued Other and Other Liabilities	178,951
CHT Distribution Loan with Interest	2,666,847
Total Post-Petition Liabilities	3,722,371

Liabilities Under Compromise
Accrued Payroll and Other Liabilities	153,200

Total Pre-Petition Liabilities	153,200

Total Liabilities	3,875,571

Equity
Additional Paid in Capital	92,952,795
Accumulated Deficit	(4,079,051)
Total Equity	88,873,744

Total Liabilities & Equity	$92,749,315

Chartwell Diversified Services, Inc.

Case No. 02-88565

August 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(52,560)	$(7,383)	$(3)	$(55,464)	$(115,411)
Accrued AP	(4,252)				(4,252)
Accrued Salaries	(81,664)	—	—	—	(81,664)
Accrued Incentive Comp	(475,000)				(475,000)
Accrued Fringe Benefits	(94,619)				(94,619)
Accrued PTO	(100,078)				(100,078)
Accrued Expenses	(56,199)				(56,199)
Accrued Payroll Taxes	(5,549)				(5,549)
Secured Debt/Adequate Protection Pmts	(2,666,847)	—	—	—	(2,666,847)
Professional Fees	(122,752)	—	—	—	(122,752)
					—
Total Post Petition Debts	$(3,659,520)	$(7,383)	$(3)	$(55,464)	$(3,722,371)

1)         Post petition AP and accrued AP to be paid in future months based on vendor terms

2)         Post Petition Salaries were paid in September in accordance with established payroll cycle.

3)         Accrued Incentive Comp represents fiscal 2004 and 2005 bonus accrual

4)         Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

5)         Post petition Accrued expenses represents accrued items which will be paid based on vendor payment terms

6)         Accrued taxes represent estimated matching employer tax due on payroll accrual.  Paid in September

7)         Secured debt will be paid down in accordance with with the CHT distribution/loan agreements

8)         Professional fees represent accrued audit fees for the Chartwell Operations